EXHIBIT 21



                                  SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                                            (100% WHOLLY-OWNED)

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

Topps Ireland Limited                              Ireland

Topps Europe Limited                               United Kingdom